Exhibit 10.1

PSU CANCELLATION AND RELEASE AGREEMENT

This PSU CANCELLATION AND RELEASE AGREEMENT (this “Agreement”) is entered into by and between MultiSensor AI Holdings, Inc., a Delaware corporation (the “Company”), and Robert Nadolny (the “Participant”), effective as of September 26, 2025 (the “Effective Date”).

WHEREAS, the Company, for the benefit of its key employees, key consultants, and outside directors, sponsors the MultiSensor AI Holdings, Inc. 2023 Incentive Award Plan (the “Plan”);

WHEREAS, pursuant to a Performance Stock Unit Agreement and Grant Notice, dated February 5, 2025 (the “Award Agreement”), the Company granted to the Participant, pursuant to the Plan, an award of performance stock units convertible into 48,076 shares of the Company’s common stock (“Common Stock”) (the “Award”); and

WHEREAS, effective as of the Effective Date and in exchange for the Replacement Awards (defined below), the Company and the Participant desire to cancel the entire Award as it relates to all 48,076 shares of Common Stock, so that on and after the Effective Date, the entire Award and the Award Agreement shall be cancelled and of no further force or effect.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

CANCELLATION OF AWARD

1.1           Cancellation of Award. In exchange for the consideration described in Section 1.2 below, the Participant hereby agrees that the Award Agreement and the Award granted thereunder shall be cancelled, terminated, and of no further force or effect, effective as of the Effective Date, and neither the Company nor the Participant shall have any further rights or obligations with respect to the Award, the Award Agreement, or with respect to any Common Stock of the Company that could have been received upon vesting and conversion of the Award under the Award Agreement.

1.2           Replacement Awards. In exchange for the Participant’s agreement to cancel the Award, the Award Agreement, and any other rights, obligations, or liabilities of the Company thereunder, and the release of claims set forth in Section 1.3 below, the Company hereby agrees to grant the Participant the restricted stock units and performance stock units as set forth in the First Amendment to Amended and Restated Employment Agreement, in substantially the same form as attached hereto as Exhibit A (the “Amended Employment Agreement”), subject to the terms and conditions of the Plan and a Restricted Stock Unit Agreement and Grant Notice or Performance Stock Unit Agreement and Grant Notice, as applicable (collectively, the “Replacement Awards”).

1.3           Release.

(a)             Effective as of the Effective Date, the Participant, for the Participant and the Participant’s successors and assigns forever, does hereby unconditionally and irrevocably compromise, settle, remise, acquit, and fully and forever release and discharge the Company and its respective successors, assigns, parents, divisions, subsidiaries, and affiliates, and its present and former officers, directors, employees, and agents (collectively, the “Released Parties”) from any and all claims, counterclaims, set-offs, debts, demands, choses in action, obligations, remedies, suits, damages, and liabilities in connection with any rights to acquire securities of the Company pursuant to the Award or the Award Agreement, and the Common Stock of the Company convertible thereunder (collectively, the “Releaser’s Claims”), whether now known or unknown, suspected or claimed, whether arising under common law, in equity, or under statute, which the Participant or the Participant’s successors or assigns ever had, now have, or in the future may claim to have against the Released Parties and which may have arisen at any time on or prior to the date hereof; provided, however, that this Section 1.3(a) shall not apply to any of the obligations or liabilities of the Released Parties arising under or in connection with this Agreement.

(b)            The Participant covenants and agrees never to commence, voluntarily aid in any way, prosecute, or cause to be commenced or prosecuted against the Released Parties any action or other proceeding based on any of the released Releaser’s Claims which may have arisen at any time on or prior to the date hereof.

1.4           Further Assurances. Each party to this Agreement agrees that it will perform all such further acts and execute and deliver all such further documents as may be reasonably required in connection with the consummation of the transactions contemplated hereby in accordance with the terms of this Agreement.

1.5           Representations and Warranties. The Participant hereby represents and warrants to the Company that: (a) there are no restrictions on the cancellation of the Award; (b) the Participant has full power and authority to enter into and perform this Agreement and to carry out the transactions contemplated hereby; and (c) this Agreement constitutes the legal, valid, and binding obligation of the Participant, enforceable against the Participant in accordance with its terms. The Participant has read and understood this Agreement and is entering into this Agreement voluntarily. The Participant agrees that this Agreement provides good and valuable consideration for the Participant’s agreements contained herein.

MISCELLANEOUS

2.1           Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

2.2           Parties Bound. The terms, provisions, representations, warranties, covenants, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties to this Agreement and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns.

2.3           Execution. This Agreement may be executed in two or more counterparts (including facsimile or portable document (“.pdf”) counterparts), all of which taken together shall constitute one instrument. The exchange of copies of this Agreement and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or .pdf shall be deemed to be their original signatures for any purpose whatsoever.

2.4           Entire Agreement. This Agreement, together with the Amended Employment Agreement, contains the entire understanding of the parties to this Agreement with respect to the subject matter contained in this Agreement and supersedes all prior agreements and understandings among the parties with respect to such subject matter, including, without limitation, the Award Agreement.

2.5           Law Governing. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without regard to its principles of conflict of laws.

2.6           Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

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Signature Page to Follow.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement as of the date first written above.

THE COMPANY:

MultiSensor AI Holdings, Inc.

By:	/s/ Asim Akram
Name:	Asim Akram
Title:	President and CEO

THE PARTICIPANT:

/s/ Robert Nadolny
Signature

Name:	Robert Nadolny

Signature Page to

PSU Cancellation and Release Agreement